Exhibit (d)(1)

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

Amended and Restated Investment Advisory Agreement made as of April 20, 2009 between POWERSHARES EXCHANGE-TRADED FUND TRUST II, formerly PowerShares Global Exchange-Traded Fund Trust, a Massachusetts business trust (“Trust”), and INVESCO POWERSHARES CAPITAL MANAGEMENT LLC, formerly known as PowerShares Capital Management LLC (“Invesco PowerShares Capital Management” or the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company; and

WHEREAS, the Trust entered into an Investment Advisory Agreement with Invesco PowerShares Capital Management dated April 20, 2007, and subsequently amended thereto, to provide investment advisory services; and

WHEREAS, as of April 20, 2009, the Investment Advisory Agreement was amended and restated (this “Agreement”) to make ministerial changes designed to facilitate the administration of this Agreement; and

WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust intends to initially offer shares of the series as listed on Schedule A hereto, and may issue shares in any other series as to which this Agreement may hereafter be made applicable and as may be added to Schedule A hereto (each such series being herein referred to as a “Fund”, and collectively as the “Funds”); and

WHEREAS, the Trust desires to retain Invesco PowerShares Capital Management as investment adviser, to furnish certain investment advisory and portfolio management services to the Trust with respect to the Funds, and Invesco PowerShares Capital Management is willing to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints Invesco PowerShares Capital Management as investment adviser of the Trust and each Fund for the period and on the terms set forth in this Agreement. Invesco PowerShares Capital Management accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Investment Adviser.

(a) Subject to the supervision and direction of the Trust’s Board of Trustees (“Board”), Invesco PowerShares Capital Management will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. Invesco PowerShares Capital Management will determine, from time to time, what securities and other investments will be purchased, retained or sold by the Fund. Invesco PowerShares Capital Management shall initially determine and make such modifications to the identity and number of shares of the securities to be accepted pursuant to such Fund’s benchmark index in exchange for creation units for each Fund and the securities that will be applicable that day to redemption requests received for such Fund as may be necessary as a result of rebalancing adjustments and corporate action events (and may give directions to the Trust’s custodian with respect to such designations).

(b) Invesco PowerShares Capital Management agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Fund, Invesco PowerShares Capital Management may, in its discretion, use brokers who provide Invesco PowerShares Capital Management with research, analysis, advice and similar services, and Invesco PowerShares Capital Management may cause a Fund to pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to Invesco PowerShares Capital Management’s determining in good faith that such commission is reasonable in relation to the research and execution services received. In no instance will portfolio securities be purchased from or sold to Invesco PowerShares Capital Management, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or any applicable exemptive orders. Invesco PowerShares Capital Management may aggregate sales and purchase orders with respect to the assets of the Funds with similar orders being made simultaneously for other accounts advised by Invesco PowerShares Capital Management or its affiliates. Whenever Invesco PowerShares Capital Management simultaneously places orders to purchase or sell the same security on behalf of a Fund and one or more other accounts advised by Invesco PowerShares Capital Management, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable, over time, to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for the Funds.

(c) Invesco PowerShares Capital Management will oversee the maintenance of all books and records with respect to the securities transactions of each Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Invesco PowerShares Capital Management hereby agrees that all records which it maintains for the Funds are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-l under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Funds upon request by the Trust.

(d) Invesco PowerShares Capital Management will oversee the computation of the net asset value and the net income of each Fund as described in the currently effective registration statement of the Trust under the Securities Act of 1933, as amended, and the 1940 Act, and any amendments or supplements thereto (“Registration Statement”) or as more frequently requested by the Board.

(e) The Trust hereby authorizes Invesco PowerShares Capital Management and any entity or person associated with Invesco PowerShares Capital Management which is a member of a national securities exchange to effect any transaction on such exchange for the account of any Fund, which transaction is permitted by Section 11(a) of the Securities Exchange Act of 1934 and the rules thereunder, and the Trust hereby consents to the retention of compensation by Invesco PowerShares Capital Management or any person or entity associated with Invesco PowerShares Capital Management for such transaction.

3. Use of Name. The Trust may use the name “PowerShares” or any variant thereof in connection with the name of the Trust or any of the Funds, only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect. At such time as this Agreement shall no longer be in effect, the Trust shall cease to use such a name or any other similar name.

In no event shall the Trust use the name “PowerShares” or any variant thereof if Invesco PowerShares Capital Management’s functions are transferred or assigned to a company over which Invesco PowerShares Capital Management does not have control or with which it is not affiliated. In the event that this Agreement shall no longer be in effect or Invesco PowerShares Capital Management’s functions are transferred or assigned to a company over which Invesco PowerShares Capital Management does not have control or with which it is not affiliated, the Trust shall use its best efforts to legally change its name by filing the required documentation with appropriate state and federal agencies.

4. Further Duties. In all matters relating to the performance of this Agreement, Invesco PowerShares Capital Management will act in conformity with the Declaration of Trust, By-Laws, and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations applicable to the Trust and the Funds.

5. Services Not Exclusive. The services furnished by Invesco PowerShares Capital Management hereunder are not to be deemed exclusive and Invesco PowerShares Capital Management shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Invesco PowerShares Capital Management, who may also be a Trustee (“Board member”), officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6. Expenses. During the term of this Agreement, the Adviser shall pay all of the expenses of each Fund of the Trust, except for the fee payment under this Agreement, payments under each Fund’s 12b-1 plan, if any, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses.

7. Compensation. For the services to be provided by Invesco PowerShares Capital Management hereunder with respect to each Fund listed on Schedule A attached hereto, as it may be amended from time to time, the Trust shall pay to Invesco PowerShares Capital Management a fee in an amount set forth in Schedule A to this Agreement, so long as the Adviser has not waived all or a portion of such compensation.

8. Engagement of Sub-Advisers. Subject to the prior approval of a majority of the members of the Trust’s Board, including a majority of the Trustees who are not “interested persons,” as defined in the 1940 Act (“Independent Board Members”), Invesco PowerShares Capital Management may, through a sub-advisory agreement or other arrangement, delegate to any other company under Invesco PowerShares Capital Management’s control, or under common control with Invesco PowerShares Capital Management, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, certain of Invesco PowerShares Capital Management’s duties enumerated in section 2 hereof; provided, that Invesco PowerShares Capital Management shall continue to supervise and oversee the services provided by such company or employees and any such delegation shall not relieve Invesco PowerShares Capital Management of any of its obligations hereunder.

Subject to the prior approval of a majority of the members of the Trust’s Board of Trustees, including a majority of the Independent Board Members, Invesco PowerShares Capital Management may, through a sub-advisory agreement, delegate to any other company that is not an “affiliated person” (as defined in the 1940 Act) of Invesco PowerShares Capital Management or of the Trust (other than by reason of serving as an investment adviser to the Trust) (each a “sub-adviser”), to the extent permitted by applicable law, certain of the duties enumerated in section 2 hereof; provided, that Invesco PowerShares Capital Management shall continue to supervise and oversee the services provided by such sub-adviser and any such delegation shall not relieve Invesco PowerShares Capital Management of any of its obligations hereunder.

Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Trust that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by Invesco PowerShares Capital Management under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by Invesco PowerShares Capital Management, subject to the prior approval of a majority of the Independent Board Members.

9. Limitation of Liability.

(a) Invesco PowerShares Capital Management shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund, the Trust or any of its shareholders, in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of Invesco PowerShares Capital Management, who may be or become an officer, Board member, employee or agent of the Trust shall be deemed, when rendering services to any Fund or the Trust or acting with respect to any business of such Fund or the Trust, to be rendering such service to or acting solely for the Fund or the Trust and not as an officer, director, employee, or agent or one under the control or direction of Invesco PowerShares Capital Management even though paid by it.

(b) Invesco PowerShares Capital Management is expressly put on notice of, and hereby acknowledges and agrees to, the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that the obligations assumed by the Trust under this contract shall be limited in all cases to the Trust and its assets. Invesco PowerShares Capital Management shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust, nor shall Invesco PowerShares Capital Management seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust. Invesco PowerShares Capital Management understands that the rights and obligations of each series of shares of the Trust under the Declaration of Trust are separate and distinct from those of any and all other series.

10. Duration and Termination.

(a) This Agreement, with respect to each Fund, was initially approved, and is effective, on the dates set forth in the attached Schedule A; provided that, with respect to any Fund, this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of the Independent Board Members cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund’s outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until the termination date set forth in the attached Schedule A, and shall continue in effect from year to year thereafter, provided that such continuance is specifically approved at least annually: (i) by a vote of a majority of the Independent Board Members of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Fund, by vote of a majority of the outstanding voting securities of such Fund.

(c) Notwithstanding the foregoing, with respect to any Fund, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Fund, on sixty days’ written notice to Invesco PowerShares Capital Management or by Invesco PowerShares Capital Management at any time, without the payment of any penalty, on sixty days’ written notice to the Trust. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This Agreement will automatically terminate in the event of its assignment.

11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement as to any given Fund shall be effective until approved by vote of a majority of such Fund’s outstanding voting securities.

12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that to the extent that the applicable laws of the State of Illinois conflict with the applicable provisions of the 1940 Act, the latter shall control.

13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “national securities exchange,” “net assets,” “prospectus,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:			POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/s/ Bruce Duncan		By:	/s/ Harold Bruce Bond
	Name:	Bruce Duncan		Name:	Harold Bruce Bond
	Title:	Secretary and Treasurer		Title:	Chairman and CEO
PowerShares Exchange-Traded Fund Trust II

Attest:			INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

By:	/s/ Bruce Duncan		By:	/s/ Harold Bruce Bond
	Name:	Bruce Duncan		Name:	Harold Bruce Bond
	Title:	Vice President		Title:	President
Invesco PowerShares Capital Management LLC

SCHEDULE A

(as of June 21, 2016)

As consideration for the Adviser’s services to each of the Funds listed below, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares 1-30 Laddered Treasury Portfolio	0.25	10/02/07	10/10/07	10/11/07	04/20/17
PowerShares Build America Bond Portfolio	0.28	09/24/09	11/16/09	11/17/09	04/20/17
PowerShares CEF Income Composite Portfolio	0.50	12/17/09	02/18/10	02/19/10	04/20/17
PowerShares Chinese Yuan Dim Sum Bond Portfolio	0.45	09/20/11	09/22/11	09/23/11	04/20/17
PowerShares Contrarian Opportunities Portfolio	0.35	12/17/13	01/14/14	01/15/14	04/20/17
PowerShares Developed EuroPacific Currency Hedged Low Volatility Portfolio	0.25	03/12/15	10/01/15	10/09/15	04/20/17
PowerShares DWA Developed Markets Momentum Portfolio	0.80	10/02/07	12/26/07	12/27/07	04/20/17
PowerShares DWA Emerging Markets Momentum Portfolio	0.90	10/02/07	12/26/07	12/27/07	04/20/17
PowerShares DWA Momentum & Low Volatility Retention Portfolio	0.15	06/21/16	[ ]	[ ]	04/20/17
PowerShares DWA SmallCap Momentum Portfolio	0.60	06/26/12	07/18/12	07/19/12	04/20/17
PowerShares DWA Tactical International Rotation Portfolio	0.30	06/21/16	[ ]	[ ]	04/20/17
PowerShares DWA Tactical Multi-Asset Income Portfolio	0.25	03/01/16	03/03/16	03/10/16	04/20/17
PowerShares DWA Tactical Sector Rotation Portfolio	0.15	09/24/15	10/08/15	10/09/15	04/20/17
PowerShares Emerging Markets Infrastructure Portfolio	0.75	10/02/07	10/14/08	10/15/08	04/20/17
PowerShares Emerging Markets Currency Hedged Low Volatility Portfolio	0.29	03/12/15	[ ]	[ ]	04/20/17

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares Europe Currency Hedged Low Volatility Portfolio	0.25	03/12/15	05/06/15	05/07/15	04/20/17
PowerShares Emerging Markets Sovereign Debt Portfolio	0.50	10/02/07	10/10/07	10/11/07	04/20/17
PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio	0.49	04/20/07	6/25/07	06/25/07	04/20/17
PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio	0.45	04/20/07	6/22/07	06/25/07	04/20/17
PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio	0.49	04/20/07	9/26/07	09/27/07	04/20/17
PowerShares FTSE RAFI Emerging Markets Portfolio	0.49	04/20/07	9/26/07	09/27/07	04/20/17
PowerShares FTSE International Low Beta Equal Weight Portfolio	0.45	09/24/15	11/02/15	11/05/15	04/20/17
PowerShares Fundamental High Yield® Corporate Bond Portfolio	0.50	10/02/07	11/12/07	11/13/07	04/20/17
PowerShares Fundamental Investment Grade Corporate Bond Portfolio	0.22	06/21/11	09/14/11	09/15/11	04/20/17
PowerShares Global Agriculture Portfolio	0.75	06/20/08	09/15/08	09/16/08	04/20/17
PowerShares Global Clean Energy Portfolio	0.75	04/20/07	6/12/07	06/13/07	04/20/17
PowerShares Global Gold and Precious Metals Portfolio	0.75	06/20/08	09/15/08	09/16/08	04/20/17
PowerShares LadderRite 0-5 Year Corporate Bond Portfolio	0.22	04/18/13	09/09/14	09/10/14	04/20/17
PowerShares Global Short Term High Yield Bond Portfolio	0.35	04/18/13	06/19/13	06/20/13	04/20/17
PowerShares Global Water Portfolio	0.75	04/20/07	6/12/07	06/13/07	04/20/17

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares California AMT-Free Municipal Bond Portfolio	0.28	10/02/07	10/10/07	10/11/07	04/20/17
PowerShares National AMT-Free Municipal Bond Portfolio	0.28	10/02/07	10/10/07	10/11/07	04/20/17
PowerShares New York AMT-Free Municipal Bond Portfolio	0.28	10/02/07	10/10/07	10/11/07	04/20/17
PowerShares International BuyBack AchieversTM Portfolio	0.55	12/17/13	02/26/14	02/27/14	04/20/17
PowerShares International Corporate Bond Portfolio	0.50	04/15/10	06/02/10	06/03/10	04/20/17
PowerShares Japan Currency Hedged Low Volatility Portfolio	0.25	03/12/15	10/01/15	10/09/15	04/20/17
PowerShares KBW Bank Portfolio	0.35	09/20/11	10/31/11	11/01/11	04/20/17
PowerShares KBW High Dividend Yield Financial Portfolio	0.35	09/23/10	12/01/10	12/02/10	04/20/17
PowerShares KBW Premium Yield Equity REIT Portfolio	0.35	09/23/10	12/01/10	12/02/10	04/20/17
PowerShares KBW Property & Casualty Insurance Portfolio	0.35	09/23/10	12/01/10	12/02/10	04/20/17
PowerShares KBW Regional Banking Portfolio	0.35	09/20/11	10/31/11	11/01/11	04/20/17
PowerShares Preferred Portfolio	0.50	10/02/07	1/25/08	01/28/08	04/20/17
PowerShares Russell 1000 Equal Weight Portfolio	0.20	12/18/14	12/18/14	12/19/14	04/20/17
PowerShares Russell 1000 Low Beta Equal Weight Portfolio	0.35	09/24/15	11/02/15	11/05/15	04/20/17
PowerShares S&P 500 ex-Rate Sensitive Low Volatility Portfolio	0.25	03/12/15	04/08/15	04/09/15	04/20/17

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares S&P 500® High Beta Portfolio	0.25	12/16/10	05/02/11	05/05/11	04/20/17
PowerShares S&P 500® High Dividend Portfolio	0.30	09/13/12	10/17/12	10/18/12	04/20/17
PowerShares S&P 500® Low Volatility Portfolio	0.25	12/16/10	05/02/11	05/05/11	04/20/17
PowerShares S&P 500 Momentum Portfolio	0.25	06/23/15	10/01/15	10/09/15	04/20/17
PowerShares S&P 500 Value Portfolio	0.25	06/23/15	10/01/15	10/09/15	04/20/17
PowerShares S&P Emerging Markets Momentum Portfolio	0.45	12/13/11	02/03/12	02/06/12	04/20/17
PowerShares S&P Emerging Markets Low Volatility Portfolio	0.45	12/13/11	01/12/12	01/13/12	04/20/17
PowerShares S&P International Developed Momentum Portfolio	0.35	12/13/11	02/03/12	02/06/12	04/20/17
PowerShares S&P International Developed Quality Portfolio	0.45	04/20/07	6/12/07	06/13/07	04/20/17
PowerShares S&P International Developed Low Volatility Portfolio	0.35	12/13/11	01/12/12	01/13/12	04/20/17
PowerShares S&P MidCap Low Volatility Portfolio	0.25	12/16/10	2/14/13	2/15/13	04/20/17
PowerShares S&P® SmallCap Consumer Discretionary Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/17
PowerShares S&P® SmallCap Consumer Staples Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/17
PowerShares S&P® SmallCap Energy Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/17
PowerShares S&P® SmallCap Financials Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/17
PowerShares S&P® SmallCap Health Care Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/17
PowerShares S&P® SmallCap Industrials Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/17

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares S&P® SmallCap Information Technology Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/17
PowerShares S&P SmallCap Low Volatility Portfolio	0.25	12/16/10	2/14/13	2/15/13	04/20/17
PowerShares S&P® SmallCap Materials Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/17
PowerShares S&P® SmallCap Utilities Portfolio	0.29	03/23/10	04/06/10	04/07/10	04/20/17
PowerShares Senior Loan Portfolio	0.65	01/18/11	03/02/11	03/03/11	04/20/17
PowerShares VRDO Tax-Free Weekly Portfolio	0.25	10/02/07	11/13/07	11/14/07	04/20/17
PowerShares Variable Rate Preferred Portfolio	0.50	03/04/14	04/30/14	05/01/14	04/20/17

POWERSHARES EXCHANGE-TRADED FUND TRUST II Attest

By:	/s/ Peter Davidson		By:	/s/ Dan Draper
	Name:	Peter Davidson		Name:	Dan Draper
	Title:	Assistant Secretary		Title	President

Attest INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

By:	/s/ Peter Davidson		By:	/s/ Dan Draper
	Name:	Peter Davidson		Name:	Dan Draper
	Title:	Assistant Secretary		Title:	Managing Director